UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

May 22, 2003

SURE TRACE SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation	0-11424 (Commission File Number)	84-0959153 (IRS Employer Identification Number No.)

1530 9th Avenue SE, Calgary, Alberta, Canada

T2G 0T7

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code (403) 693-8014

__________________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.

Changes in Control of Registrant.

Not Applicable

ITEM 2.

Acquisition or Disposition of Assets

Not Applicable

ITEM 3.

Bankruptcy or Receivership

Not Applicable

ITEM 4.

Changes in Registrants' Certifying Accountant

a.

(1) Resignation of Accountant

On May 22, 2003, the Board of Directors of Sure Trace Security Corporation (the "Corporation") dismissed Michael Johnson & Co., the Company's independent auditors. Michael Johnson & Co. audited the Company's consolidated financial statements for our two most recent fiscal years ended December 31, 2002.

The report of Michael Johnson & Co. accompanying the audit for our two most recent fiscal years ended December 31, 2002 was not qualified or modified as to audit scope or accounting principles. However, such report did contain a modification with regards to the entity's ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2002, and during the interim period up through May 22, 2003, there were (1) no disagreements between the Company and Michael Johnson & Co. on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by Michael Johnson & Co. involving our internal control structure or operations which was considered to be material weakness.

Michael Johnson & Co. reviewed the original Form 8-K, which the Corporation filed with the Securities and Exchange Commission on May 29,2003, with respect to the previously mentioned disclosure and was asked to furnish a letter with respect thereto. As of the date of this filing, the Corporation has not received any letter from Michael Johnson & Co. regarding to the disclosures made in the original Form 8-K.

a.

(2) Engagement of New Accountant

On May 22, 2003, the Board of Directors of the Company appointed Grant Thornton LLP as the Company's new independent accountants.

During its two most recent fiscal years ended December 31, 2002, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did the Company consult with Grant Thornton with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

ITEM 5.

Other Event and Regulation FD Disclosure

Not Applicable

ITEM 6.

Resignation of Directors

Not Applicable

ITEM 7.

Financial Statements and Exhibits

Not Applicable

ITEM 8.

Change in Fiscal Year

Not Applicable

ITEM 9.

Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Calgary, Alberta Canada, this 2nd day of March 2004.

SURE TRACE SECURITY CORPORATION

By: /s/ Grahame Entwistle

Name: Grahame Entwistle
Title: President
(principal executive officer)